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Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the use in this Amendment No. 5 to Registration Statement No. 333-171819 of AMC Entertainment Inc. on Form S-4 of our report dated February 24, 2011 related to the financial statements of National CineMedia, LLC appearing in the prospectus, which is part of this Registration Statement, and to the reference to us under the heading "Experts" in such prospectus.

/s/ Deloitte & Touche LLP

Denver, Colorado
June 8, 2011

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  Exhibit 23.3